EXHIBIT 10.42

                         CONTRACTOR AGREEMENT

                           COPYRIGHT 1988 NACCB, 1995 NACCB

The terms of this Agreement are based upon an Agreement Prepared by The
National Association of Computer Consultant   Businesses and are subject to the
copyright of that Association. Any use of any language in this agreement by anyone who is not a member in good standing of that Association is prohibited and will subject the user to damages as well as other civil penalties.

     An Agreement made this 3rd day of June, 1996, between The Systems Group, Inc., 3030 LBJ #910, Dallas, TX 75234, and 3Net Systems, Inc., at 629 J Street, Sacramento, CA 95814, ("Contractor"), wherein the parties agree as follows:

1. SCOPE

   The terms of this Agreement apply in a situation where Contractor agrees to provide programming , systems analysis, engineering , technical writing or other specialized services as an independent contractor directly to the third party user client ("client") who has requested The Systems Group, Inc., ("TSG"), locate temporary staffing for the client's project according to the training, skills, abilities and experience required by the client. TSG agrees to examine Contractor's background for providing services to client, to refer Contractor to the client for further evaluation and possible retention of Contractor's services, to negotiate a rate for those services in accordance with Contractor's directions, and to otherwise perform as stated herein.

2. TERM OF AGREEMENT

    Nothing in this Agreement obligates Contractor to accept any offer to provide services. However, all terms and conditions of the Agreement shall remain in force during any and all periods for which Contractor's services are provided to the client and for any other periods before and/or thereafter as stated herein. In addition, paragraphs 4, 5, 8, 15 and 16 shall apply even if Contractor rejects an offer to provide services on a client project, in which case TSG shall have no further obligation to Contractor.

   Prior to the commencement of any services, TSG and Contractor will execute a Purchase Order on the form attached as Exhibit A to this Agreement which shall be considered part of this Agreement and binding upon both parties. Contractor's services under this Agreement will terminate at the end of the minimum time requirement covered by the Purchase Order and any renewals or extensions thereof ("end date"), or upon notice if for any reason the client no longer desires the services of Contractor. Contractor may not voluntarily terminate its services under this Agreement before the end date unless, as stated in writing by the client, the project has been completed or the services are no longer required.

   In the event that Contractor voluntarily terminates its services before the end date in violation of this Agreement, in addition to other damages and relief afforded to TSG under Paragraphs 9 and 15, Contractor may be liable for liquidated damages in the amount of $100.00 per day for each non-holiday weekday between the date of termination and the end date to compensate TSG for its lost commission.

3. ASSIGNMENT OF CONTRACT

    Contractor is to provide services through its personnel named in paragraph 7 of the Purchase Order, for whom it is responsible, and may not assign its rights under this Agreement or any Purchase Order.

4. FEES FOR USE OF TSG CLIENTS AND CONTRACTORS

   During the term of this Agreement and any renewals thereof, and for six (6) months after the expiration of the initial and renewal periods, Contractor agrees that it will pay a finder's fee to TSG if (a) Contractor or any of its personnel within a restricted area (i) provides or attempts to provide (or advises others of the opportunity to provide), directly or indirectly, any services to any client to which Contractor has been introduced or about which Contractor has received information through TSG or through any client for which Contractor has performed services or to which Contractor was introduced under this Agreement; or (ii) retains or attempts to retain, directly or indirectly, for itself or for another party, the services of another one of the TSG's Contractors or employees to which Contractor has been introduced or has received information about through TSG or through any client for which Contractor has performed services or to which Contractor was introduced under this Agreement; and (b) such services are provided or such other Contractor or employee is retained in any capacity whatsoever, including as a Contractor or
employee.   The "restricted area" referred to above is the area within a 50 mile radius.

   For the purposes of the above, the term "client" includes any affiliates, customers and clients of the client. This provision may be waived only on a case-by-case basis in writing by an executive officer of TSG, in its sole discretion, prior to Contractor taking the action for which waiver is sought.

    The parties agree that the finder's fee shall be paid immediately upon commencement of the services and shall be $5,000.00.

5. REPRESENTATIONS

   Contractor acknowledges for itself and its personnel that information provided by it (including, but not limited to, resume, interview, references) in consideration for providing services to or on behalf of the client is true to the best of Contractor's knowledge and that it is not restricted by any employment or other Contractor agreement from providing services in any attached Purchase Order. Contractor understands that any misstatements or lack of candor by Contractor of the qualifications or availability of it or its personnel constitutes a breach of this Agreement and may be grounds for immediate termination of Contractor's services by the client .

6. PAYMENT FOR SERVICES

   Payment for services will be made in the corporate or business name of Contractor on the periodic basis set forth in the Purchase Order that is based upon remittance of funds to TSG from the client covered by that Purchase Order. Payment to Contractor will be in accordance with the terms in the Purchase Order and up to the amount authorized in that Purchase Order for the client project. No other compensation in any form, including benefits, will be provided by TSG or anyone else. For billing and payment purposes, Contractor shall maintain records of the hours that services have been performed, have a client representative verify those hours by signing the records, and submit to TSG those records for the amount due to Contractor for the hours worked and verified. Contractor will also invoice TSG only for the hours covered by such records.

   Payment to Contractor per its invoice shall be made in accordance with the following: TSG will bill the client based upon the hours contained in Contractor's invoice at a rate agreed upon between TSG and the client. The difference between the amount paid to TSG by the client and the amount due to Contractor per its invoice shall be retained by TSG as a commission from the client to TSG for locating Contractor, arranging for interviews between Contractor and the client, and performing associated administrative functions. Contractor is entitled to compensation per its invoice only upon TSG receipt of funds from the client for that invoice, and with no TSG liability otherwise, because Contractor agrees that the client controls the payment of consulting fees to Contractor.

   At the request of and as a convenience to Contractor, TSG may deliver funds to it prior to receiving funds from the client (see Exhibit B). In that event, if TSG does not receive funds from the client that cover all hours set forth in Contractor's invoice to TSG for which such delivery of funds was made, then Contractor must pay TSG an amount equal to any funds delivered by TSG to Contractor based upon hours set forth in that invoice for which the client has not made payments to TSG. Such repayments shall be due immediately upon written demand mailed to Contractor.

7. TRAVEL, LIVING AND OTHER COSTS

   No travel, living, entertainment or other costs of Contractors will be paid by TSG. Whether the client for whom Contractor is performing services will pay any such costs is a matter between Contractor and the client and should be included in Contractor's invoice only if authorized by the client in accordance with industry practice to reimburse Contractor for such costs. TSG will provide no training, tools, equipment or other materials to Contractor. Contractor's invoiced hours will include no time spent in formal training and Contractor represents that it is not being provided such formal training by the TSG, the client or anyone on behalf of TSG or client.

8. CONFIDENTIALITY

   Contractor agrees that neither it nor its personnel will disclose to any third party, without the prior written consent of an executive officer of TSG, any information relating to the business of TSG, the client, the customers and clients of the client, or other TSG Contractors or employees, if such information could reasonably be construed as confidential and was obtained in the course of Contractor's providing services on client's project, interviewing with TSG or client, or contracting with TSG. Contractor further agrees neither it nor its personnel will reproduce in any way, divulge, or remove from the premises of TSG, any client, or the customers and clients of any client, at any time during the interview, or during or after providing services, any tangible or intangible property whatsoever (except personal effects) which could reasonably be construed as constituting confidential information of TSG, the client, or the customers or clients of the client.

9. CONDUCT, INDEPENDENT STATUS, AND BENEFITS

   Contractor shall provide competent, professional services in the required disciplines, using its own appropriate independent skill and judgment, and the manner and means that appear best suitable to it to perform the work, and TSG shall have no right to and shall not interfere. Evaluation of Contractor's performance, if any, shall be made by the client . TSG shall have no right or responsibility hereunder to and shall not review such performances, require progress reports, set the order or sequence for performing of services, or set Contractor's hours or location of work except that Contractor shall not perform services on TSG's premises.

   Contractor is a valid corporation existing under the laws of the State of Delaware, doing business with the corporate name or business name 3Net Systems, Inc., and certifies its federal employer identification number (EIN) 68-0195770.

   Contractor warrants that it maintains a set of books and records which reflect items of income and expenses of its trade or business.

   The parties to this Agreement agree that the relationship created by this Agreement is that of TSG-independent contractor. Contractor agrees and has advised its personnel that Contractor and its personnel are not employee(s) of TSG or the client and are not entitled to (and also hereby waive) any benefits provided or rights guaranteed by TSG or the client, or by operation of law, to their respective employees, including but not limited to group insurance, liability insurance, disability insurance, paid vacations, sick leave or other leave, retirement plans, health plans, premium "overtime" pay, and the like. It is understood and agreed that since the Contractor is an independent contractor, TSG will make no deductions from fees paid to Contractor for any federal or state taxes or FICA, and TSG and the client have no obligation to provide Worker's Compensation coverage for Contractor or to make any premium "overtime" payments at any rate other than the normal rate agreed to in the Purchase Order. It shall be the Contractor's responsibility to provide Worker's Compensation and, if applicable, pay any premium "overtime" rate, for its employees who work on the project covered by this Agreement and to make required FICA, FUTA, income tax withholding or other payments related to such employees, and to provide TSG with suitable evidence of the same
whenever requested.   In the event of any claims brought or threatened by any
party against TSG or the client relating to the status, acts or omissions of Contractor or its personnel, Contractor agrees to cooperate in all reasonable respects, including to support the assertions of employment status made in this Agreement.

10. SERVICES TO OTHERS

   Contractor may provide services for others and through other service firms or Brokers.

11. LIABILITY

   Because of the independent status of Contractor, it is solely and completely accountable for the services it provides to the client, and neither the client nor its customers and clients, nor TSG, shall have any liability whatsoever to any party for such services provided by Contractor or its personnel. TSG will not indemnify Contractor for any liability incurred by Contractor, its agents or employees. Contractor understands that TSG will act in good faith to describe the task requirements set forth by the client, but that because Contractor has the opportunity to discuss directly with the client these task requirements prior to acceptance of the project offered by the client, and because TSG has no right to control any aspect of the project on which Contractor will be working, Contractor hereby releases TSG from any liability relating to representations about the task requirements or to the conditions under which Contractor will be working. Contractor also agrees to release TSG from any liability for statements made by TSG, without malice, to third parties who inquire about Contractor's performance.

12. OWNERSHIP OF INTELLECTUAL PROPERTY, ETC.

   Unless Contractor and the client reach a written agreement to the contrary, in which case Contractor agrees to provide a copy to TSG for its files, Contractor agrees for itself and its personnel that pursuant to the client's requirement (a) all documents, deliverables, software, systems designs, disks, tapes and any other materials (collectively, "materials") created in whole or in part by Contractor in the course of or related to providing services to the client shall be treated as if it were "work for hire" for the client, and
(b) Contractor will immediately disclose to the client all discoveries, inventions, enhancements, improvements and similar creations (collectively, "creations") made, in whole or in part, by Contractor in the course of or related to providing services to the client.

   All ownership and control of the above materials and creations, including any copyright, patent rights and all other intellectual property rights therein, shall vest exclusively with the client, and Contractor hereby assigns to the client all right, title and interest that Contractor may have in such materials and creations to the client, without any additional compensation and free of all liens and encumbrances of any type. Contractor affirms that the fee it has negotiated for the services performed under this Agreement includes payment for assigning such rights to the client. Contractor agrees to execute any documents required by the client to register its rights and to implement the provisions herein.

 13. INSURANCE

   Contractor will obtain for itself and its personnel before providing services, at its own expense, comprehensive General Liability (GL) insurance coverage for projects covered by this Agreement, for limits of liability not less than $500,000, and (if available under state law) worker's compensation coverage with limits of not less than $500,000 and will name TSG as an Additional Insured and provide a copy of the binder, the policy or a certificate of insurance to TSG upon request.

14. INDEMNIFICATION

   Contractor shall indemnify and hold harmless TSG and client, and their officers, directors, agents, owners, and employees, for any claims brought or liabilities imposed against TSG or client by Contractor's employees or by any other party (including private parties, governmental bodies and courts), including claims related to worker's compensation, wage and hour laws, employment taxes, and benefits, and whether relating to Contractor's status as an independent contractor, the status of its personnel, or any other matters involving the acts or omissions of Contractor and its personnel. Indemnification shall be for any and all loss, including costs and attorneys fees.

15. BREACH

   Any breach of any provision of this Agreement by Contractor or its personnel entitles TSG to recover from Contractor damages and injunctive relief. Contractor agrees that because monetary damages are likely to be inadequate, TSG shall be entitled to temporary injunctive relief (by proving to a court a likelihood of breach by Contractor) and to permanent injunctive relief (by proving to a court such breach). If TSG is successful in recovering damages or obtaining injunctive relief, Contractor agrees to be responsible for paying all of TSG'S expenses in seeking such relief, including all costs of bringing suit and all reasonable attorneys' fees.

16. ARBITRATION

   Any dispute hereunder shall be submitted to arbitration. Such arbitration shall be conducted, in accordance with the rules of the American Arbitration Association by three persons, one to be appointed by TSG, one by Contractor and the third to be appointed by the two so appointed. If the two persons appointed by TSG and the Contractor, respectively, fail to agree upon the appointment of a third arbitrator within a reasonable period of time, then such third arbitrator shall be appointed by the Chief Justice of The United States District Court, Northern District of Texas, Dallas Division. Such arbitration shall be conducted in Dallas, Texas unless otherwise agreed to in writing. The cost of the Arbitration shall be shared equally by TSG and the Contractor. The judgment of the arbitrators shall be final and enforceable.

 17. MISCELLANEOUS

   This Agreement and any attached Purchase Order(s) and Exhibit(s), including those relating to separate requirements imposed by the client, represent the entire agreement and understanding of the parties and any modification thereof shall not be effective unless contained in writing signed by both parties. No other document, including any agreement between the TSG and the client, shall be deemed to modify any terms of this Agreement unless expressly stated in writing to do so and signed by both TSG and Contractor.

   Contractor agrees that all of its personnel working on client projects covered by this Agreement shall sign an "Employee Consent" form in the form of
Exhibit X, agreeing to the terms of paragraphs 4, 5, 8, 9, 12 and 14 of this Agreement. The Employee Consent form will be delivered to TSG before such personnel begin work under any Purchase Order.

   Each provision of the Agreement shall be considered severable such that if any one provision or clause conflicts with existing or future applicable law, or may not be given full effect because of such law, it shall not affect any other provision of the Agreement which can be given effect without the conflicting provision or clause. To the extent that there may be any conflict between the terms of this Agreement and of the Purchase Order, this Agreement shall take precedence.

   Contractor represents that Contractor has read and understands the terms of this Agreement, has had an opportunity to ask any questions and to seek the assistance of legal counsel regarding these terms, and is not relying upon any advice from TSG in this regard.

   This Agreement shall be governed by the laws of the State of Texas, except for its choice of law principles, regardless of where Contractor's work is performed, and any litigation shall be brought in the state or federal courts
of the State of Texas.   Contractor agrees to the exercise of personal
jurisdiction over it by such courts to the full extent permitted by law.



    BARBARA A. MARTIN                    GEORGE VAN DERVEN

The Systems Group, Inc.                  3Net Systems, Inc.
By: BARBARA A. MARTIN                By: GEORGE R. VAN DERVEN